Exhibit 99.1

FOR IMMEDIATE RELEASE
March 20, 2023

Contact:
Media Team

Corporate Marketing and Communications
+1-630-227-5100

Editor@aarcorp.com

AAR acquires Trax, a leading provider of aircraft MRO and fleet management software

•	Accelerates AAR’s strategy to offer digital solutions to aftermarket customers
•	Adds higher-margin services offering with intellectual property and recurring revenue
•	Expected to be accretive to Adjusted EPS in first full year

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, has acquired Trax USA Corp., a leading independent provider of aircraft MRO and fleet management software.

Founded in 1999 and headquartered in Miami with approximately 110 employees, Trax offers critical software applications to a diverse global customer base of airlines, MROs, and government aircraft operators supporting approximately 5,000 aircraft. Trax’s comprehensive solutions support the entire spectrum of maintenance activities and create the system of record required by airlines, MROs, and government aircraft operators.

Trax’s eMRO product is a web-based enterprise MRO software solution for managing aircraft maintenance and fleet management, including materials planning and purchasing, engineering, scheduling, regulatory compliance, work orders, and personnel. Its eMobility products provide a suite of mobile applications, including task cards, digital manuals, electronic log books, fleet status, and warehouse management.

The Trax acquisition accelerates AAR’s strategy to offer digital solutions focused on its core aviation aftermarket customers. Trax adds established, higher-margin aviation aftermarket software offerings with recurring revenue to AAR’s portfolio, and its complementary customer base provides opportunities to cross-sell products and services.

“We believe we can support Trax’s continued growth by investing in its platforms and by leveraging our global relationships to help Trax reach additional customers. We also believe that over time this combination will allow more customers to better access AAR’s parts and services offerings as Trax is the materials management system used by thousands of buyers and planners at airlines around the world,” said John M. Holmes, AAR’s Chairman, President, and CEO.

“Trax has led the industry in developing next generation maintenance ERP systems for over 20 years. By combining two leading independent aftermarket services providers, we create a compelling and unique offering to support the global aviation industry. We are excited to partner with AAR to further accelerate Trax’s growth and development,” said Jose Almeida, Trax’s CEO.

For more information on AAR, including a presentation with additional details regarding the transaction, visit aarcorp.com/.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. Additional information can be found at aarcorp.com.

This press release contains certain statements relating to future business opportunities and conditions, as well as anticipated benefits of the Trax acquisition and expected contributions of the Trax business to AAR Corp.’s future financial results. Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the Trax acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.